Exhibit 99.14

      THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken, you should seek your own financial advice immediately from your own appropriately authorized independent financial advisor.

      If you have sold or transferred all of your registered holdings of American Depositary Shares of Sonera Corporation please forward this document and all accompanying documents to the stockbroker, bank or other agent through whom the sale or transfer was effected, for transmission to the purchaser or transferee.

NOTICE OF GUARANTEED DELIVERY

To Tender American Depositary Shares (the “Sonera ADSs”)

Evidenced by American Depositary Receipts (the “Sonera ADRs”)

of

SONERA CORPORATION

Under the Mandatory Redemption Offer for

either

(i) American Depositary Shares (the “TeliaSonera ADSs”)

Evidenced by American Depositary Receipts (the “TeliaSonera ADRs”)

of

TeliaSonera

or

(ii) Pursuant to the Prospectus Supplement, dated December 18, 2002. Cash in the Amount of the U.S. Dollar Equivalent of €5.00 per Sonera ADS Tendered

      As set forth in the Prospectus Supplement under “The Mandatory Redemption Offer — Procedures for Tendering — Holders of Sonera ADSs — Guaranteed Delivery Procedures,” this Notice of Guaranteed Delivery (or a form substantially equivalent hereto) must be delivered to Citibank, N.A., as U.S. Exchange Agent, in order to tender your Sonera ADSs and accept the mandatory redemption offer (the “Mandatory Redemption Offer”) by TeliaSonera AB (formerly known as “Telia AB”, a company organized under the laws of Sweden (“TeliaSonera or the “Company”), described in the Prospectus Supplement if (i) your Sonera ADRs evidencing your Sonera ADSs are not immediately available, (ii) the procedures for book-entry transfer of your Sonera ADSs to the U.S. Exchange Agent cannot be completed on a timely basis or (iii) time will not permit all required documents to reach the U.S. Exchange Agent prior to the expiration of the Mandatory Redemption Offer. Such Notice of Guaranteed Delivery, properly completed and executed, including a signature guarantee by an Eligible Institution, may be delivered by hand, by mail or by overnight courier to the U.S. Exchange Agent at the applicable address set forth below. See the description of guaranteed delivery procedures described in the Prospectus Supplement under “The Mandatory Redemption Offer — Procedures for Tendering — Holders of Sonera ADSs — Guaranteed Delivery Procedures”. Certain terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Prospectus Supplement.

The U.S. Exchange Agent is:

CITIBANK, N.A.

By Hand: Citibank, N.A. C/o Securities Transfer and Reporting Services Inc. Attn: Corporate Actions 100 William Street — GALLERIA New York, New York 10038	By Mail: Citibank, N.A. Corporate Actions P.O. Box 43034 Providence, Rhode Island 02940-3034 For Information: (800) 308-7887	By Overnight Carrier: Citibank, N.A. Corporate Actions 40 Campanelli Drive Braintree, Massachusetts 02184

      Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above does not constitute a valid delivery.

      If you hold your Sonera ADSs through the book-entry facilities of the Depository Trust Company (“DTC”), this Notice of Guaranteed Delivery must be delivered to the U.S. Exchange Agent by a participant in DTC’s book-entry facility by means of the DTC book-entry confirmation system.

      This Notice of Guaranteed Delivery is not to be used to guarantee a signature. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

      Sonera Shares may not be tendered pursuant to these Guaranteed Delivery Procedures.

THE MANDATORY REDEMPTION OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE IN THE UNITED STATES AT 9:00 A.M., NEW YORK CITY TIME, WHICH IS 4:00 P.M. HELSINKI TIME, ON FRIDAY, JANUARY 31, 2003, UNLESS THE OFFER IS EXTENDED.

Ladies and Gentlemen:

      The undersigned hereby tenders to TeliaSonera AB upon the terms and subject to the conditions set forth in the Prospectus Supplement pursuant to the Guaranteed Delivery Procedures described therein under “The Mandatory Redemption Offer — Procedures for Tendering — Holders of Sonera ADSs — Guaranteed Delivery Procedures”:

Please check the appropriate box:	☐ I wish to receive TeliaSonera ADSs in consideration for my Sonera ADSs tendered;

OR

☐ I wish to receive cash consideration in the amount of the U.S. dollar equivalent to €5.00 per Sonera ADS tendered.

Name of Holder(s) of Sonera ADSs:

Address(es) of Holder(s) of Sonera ADSs:

Daytime Telephone Number(s) of Holder(s) of Sonera ADSs:

E-Mail Address(es) of Holder(s) of Sonera ADSs:

Signature(s)

Date:

Total Number of Sonera ADSs Tendered Hereby: